EXHIBIT 99.1

      Columbia Bancorp Generates Strong Loan Growth and Revenue


    THE DALLES, Ore.--(BUSINESS WIRE)--July 28, 2004--Columbia Bancorp (Nasdaq:CBBO), the financial holding company for Columbia River Bank, today reported strong second quarter profitability, solid loan quality and significant loan growth. Second quarter net income was $2.3 million, or $0.26 per diluted share, compared to $1.5 million, or $0.16 per diluted share, in the second quarter of 2003. In the first half of 2004, net income increased 12% to $4.3 million, or $0.48 per diluted share, compared to $3.9 million, or $0.43 per diluted share in the first half of 2003.
    "One of the factors driving our business this year is the changing interest rate environment. The quarter point hike in Fed Funds rates implemented by the Federal Reserve Open Market Committee in June was a neutral event and long-term is a move in the right direction," said Roger Christensen, President and Chief Executive Officer. "We anticipate minimal effect to our net interest margin at this time. This recent increase in rates appears to be stimulating near-term demand for commercial loans while reducing demand for mortgages and slowing mortgage refinancing."

    FINANCIAL HIGHLIGHTS

    --  2Q04 Return on Equity (ROE) of 15.50%, Year-to-Date ROE is
        14.66%

    --  2Q04 Return on Assets (ROA) of 1.48%, Year-to-Date ROA is
        1.43%

    --  2Q04 Net Interest Margin (tax equivalent) (NIM) of 6.19%,
        Year-to-Date NIM is 6.20%

    -- 2Q04 Efficiency Ratio of 52.96%, Year-to-Date Efficiency Ratio is 56.49%

    INCOME STATEMENT PERFORMANCE

    Revenue (net interest income plus non-interest income) for the second quarter increased 10% to $10.7 million, compared to $9.8 million in the second quarter a year ago. Year-to-date revenues increased 5% to $20.4 million from $19.4 million in the first half of 2003. Net interest income before provision for loan losses grew 13% to $8.8 million for the second quarter and 10% to $16.9 million in the first six months of 2004, compared to $7.8 million in the second quarter and $15.4 million in the first half of 2003.
    The provision for loan losses totaled $1.4 million in the second quarter and $2.1 million year-to-date, reflecting strong growth in the loan portfolio and maintaining the ratio of reserves to total loans at an appropriate level. Net interest income after provision for loan losses increased 21% to $7.4 million for the second quarter compared to $6.1 million for the second quarter a year ago. Year-to-date net interest income after provision for loan losses increased 11% to $14.8 million from $13.4 million for the first six months of 2003.
    Net interest margin was 6.19% for the second quarter and 6.20% for the first half of 2004, compared to 6.15% and 6.22% in the like periods of 2003.
    "Growth in fee income from checking accounts, financial services and credit cards in the second quarter continued to rise over the same period last year," said Greg Spear, Chief Financial Officer.
    Income from mortgage originations was down by $395,000 in the second quarter and $765,000 in the first half compared to year ago periods, resulting in a drop in non-interest income of 3% in the second quarter and 12% in the first half of 2004.
    Non-interest income totaled $1.9 million compared to $2.0 million in the second quarter of 2003 and was $3.5 million in the first six months of 2004 compared to $4.0 million in the first half of 2003. In the second quarter a year ago, earnings were lowered by a $575,000 write down of the mortgage servicing asset due to the impact of declining interest rates on the value of the asset.
    Overhead expenses were relatively stable during the second quarter with lower compensation expenses offsetting higher occupancy and data processing fees. For the second quarter of 2004, non-interest expense was $5.7 million compared to $5.8 million in the second quarter of 2003. For the first six months of 2004, non-interest expense was $11.5 million compared to $11.3 million in the first half of 2003.
    "Operating efficiencies improved during the second quarter with an increased contribution to profitability from our retail branch activities," said Jim McCall, Chief Operating Officer. For the second quarter, the efficiency ratio improved to 52.96% compared to 58.89% for the second quarter last year. For the first six months of 2004, the efficiency ratio was 56.49% compared to 58.47% for the first half of 2003. The efficiency ratio indicates how much of total revenues is spent on overhead expenses including technology, new branches, training, investor relations, and operational costs, and is an important measure of productivity in the banking industry.

    BALANCE SHEET PERFORMANCE

    The loan portfolio, net of loans held for sale, grew 24% to $567.1 million at June 30, 2004, compared to $456.9 million at June 30, 2003. "Loan demand continues to be extraordinary, with strong demand in all of our markets, particularly for commercial real estate secured and commercial loans," said Craig Ortega, Head of Community Banking. "We see a number of factors driving loan demand including a desire by borrowers to secure loans ahead of further interest rate increases, and the high level of services our employees offer. This high level of demand in the market allows us to be selective in our lending choices."
    Total assets grew 15% to $666.8 million at June 30, 2004, compared to $579.3 million a year earlier. Shareholders' equity increased 14% to $60.7 million, or $6.90 per share at June 30, 2004, compared to $53.1 million, or $6.09 per share at June 30, 2003. Tangible book value per share at June 30, 2004, was $5.75 compared to $4.81 at June 30, 2003.
    Total deposits increased 11% to $548.3 million at June 30, 2004, compared $494.8 million at June 30, 2003. "Deposit growth will be a priority for the remainder of this year and will be the primary factor in supporting further loan growth. We are pursuing two strategies at this time -- attracting and growing retail deposits and ensuring sufficient capital for future growth," said Christensen.

    ASSET QUALITY

    Asset quality remained satisfactory at the end of the second quarter with non-performing assets of $3.1 million, or 0.46% of total assets, compared to $2.9 million, or 0.50% of total assets at June 30, 2003. Net charge-offs in the second quarter totaled $326,000, or 0.06% of gross loans, compared to $1.7 million, or 0.36% of gross loans at June 30, 2003. For the first six months of the year, net charge-offs were $762,000, or 0.13% of gross loans, compared to $2.0 million, or 0.43% of gross loans a year ago.
    "We diligently work to balance asset quality with the borrowing needs of our customers. The current performance of our portfolio remains well-above the FDIC's national peer group for banks with assets between $500 million to $1 billion as of March 31, 2004," said Britt Thomas, Chief Credit Officer. Allowance for loan loss was $7.9 million or 1.40% of gross loans, including loans held for sale, at June 30, 2004, as compared to $6.6 million or 1.40% at December 31, 2003 and $6.4 million, or 1.40% of gross loans at June 30, 2003.

    LOOKING FORWARD

    "The sale of a parcel of land located near our headquarters in The Dalles, Oregon, remains on track for closing this year. If the sale is consummated, the expected gain from the sale of this property is approximately $.03 to $.05 per diluted share," Ortega noted. "We are still in the process of completing the purchase of a piece of land from the City of Pasco, Washington, and plan to apply for a branch application. Our new Redmond, Oregon, branch opened in May, and our fourth branch in Bend, Oregon remains on track to open during the third quarter of 2004."

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, July 28, 2004, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss 2004's second quarter and year-to-date results. To participate in the call dial 888-339-2688, and use conference ID 85424140. The live Webcast can be heard by going to Columbia Bancorp's Web Site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.
    The call replay will be available starting two hours after the completion of the live call, until August 2, 2004. To listen to the replay dial 888-286-8010 and use access code 67243393. In addition, the Webcast will be archived on Columbia Bancorp's Website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 19 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team. The company was ranked as the nation's 12th best performing bank, based on its three-year return on equity ending December 2003, by U.S. Banker magazine in the July 2004 edition.

    FORWARD LOOKING STATEMENTS

    Forward-looking statements about the financial condition, results of operations, plans and business of Columbia are subject to various risks and uncertainties that could cause actual results to differ materially from those set forth in this release. These include, without limitation, changes in the overall economic condition and interest rate markets that would impact our interest rate margins and our operating expenses; our ability accurately to assess the value of intangible assets and to monitor loan quality and loan loss reserve adequacy; the impact of competition on revenues and margins and on our expansion strategy, Columbia's ability to open and generate growth from new branches, achieve resolution on non-performing assets, and other risks and uncertainties, including statements relating to the year 2004, some of which are described from time to time in our public announcements and filings with the Securities and Exchange Commission ("SEC"). Some forward-looking statements can be identified by the use of forward-looking terminology, such as "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Forward-looking statements offered in this release are accurate only as of the date released, and we do not intend to update these forward-looking statements to reflect subsequent events or circumstances.


FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except per share data and ratios)

                               Three Months Ended    Six Months Ended
                                    June 30,             June 30,
                             ---------------------- ------------------
INCOME STATEMENT                2004         2003      2004      2003
----------------------------  --------     --------  --------  -------
Interest income              $ 10,351     $  9,583  $ 19,958  $18,979
Interest expense                1,554        1,776     3,021    3,546
                              --------     --------  --------  -------
Net interest income             8,797        7,807    16,937   15,433
Provision for loan losses       1,390        1,700     2,090    2,000
                              --------     --------  --------  -------
Net interest income
 after provision for loan
 losses                         7,407        6,107    14,847   13,433
Non-interest income             1,917        1,971     3,498    3,971
Non-interest expense            5,674        5,758    11,545   11,346
                              --------     --------  --------  -------
Income before provision for
 income taxes                   3,650        2,320     6,800    6,058
Provision for income taxes      1,336          849     2,469    2,197
                              --------     --------  --------  -------
Net income                   $  2,314     $  1,471  $  4,331  $ 3,861
                              ========     ========  ========  =======
Earnings per common share
  Basic                      $   0.26     $   0.17  $   0.49  $  0.44
  Diluted                        0.26         0.16      0.48     0.43
Cumulative dividend per
 common share                    0.09         0.08      0.18     0.16
Weighted average shares
 outstanding
  Basic                         8,787        8,717     8,778    8,696
  Diluted                       9,005        9,012     9,029    8,982
Actual shares outstanding       8,791        8,725     8,791    8,725


BALANCE SHEET                June 30,  December 31, June 30,
                               2004       2003        2003
---------------------------- --------- ------------ ---------
Total assets                 $666,789     $584,136  $579,310
Securities                     30,590       31,682    35,176
Loans held for sale             1,873        2,792     3,493
Gross loans, excluding loans
 held for sale (1)            567,107      469,620   456,863
Total gross loans (1)         568,980      472,412   460,356
Goodwill (2)                    7,389        7,389     7,389
Deposits                      548,303      496,358   494,793
Borrowings                     54,446       25,983    28,424
Equity                         60,680       57,804    53,101

Book value per common share  $   6.90     $   6.61  $   6.09
Tangible book value per
 common share (3)            $   5.75     $   5.34  $   4.81

(1) Excludes allowance for loan losses and unearned loan fees.
(2) From the purchase of Valley Community Bancorp in 1998.
(3) Total common equity, less goodwill and other intangible assets; divided by actual shares outstanding.


ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except per share data and ratios)


NON-PERFORMING ASSETS          June 30,  June 30,
                                  2004      2003
------------------------------ --------- ---------
Delinquent loans on non-
 accrual status                $  1,615  $  2,864
Delinquent loans on accrual
 status                               -         -
Restructured loans                    9        11
                                --------  --------
Total non-performing loans        1,624     2,875
Other real estate owned           1,436        36
                                --------  --------
Total non-performing assets    $  3,060  $  2,911
                                ========  ========

Total non-performing assets /
 total assets                      0.46%     0.50%


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
CHANGE IN THE ALLOWANCE FOR    June 30,  June 30,  June 30,  June 30,
 LOAN LOSSES                      2004      2003      2004      2003
------------------------------ --------- --------- --------- ---------
Balance at beginning of period $  6,876  $  6,398  $  6,612  $  6,417
Provision for loan losses         1,390     1,700     2,090     2,000
Recoveries                           27        22        36        46
Charge offs                        (353)   (1,672)     (798)   (2,015)
                                --------  --------  --------  --------
Balance at end of period       $  7,940  $  6,448  $  7,940  $  6,448
                                ========  ========  ========  ========

Allowance for loan losses /
 gross loans and loans held
 for sale                                              1.40%     1.40%
Non-performing loans /
 allowance for loan losses                            20.45%    44.58%


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
OPERATING PERFORMANCE          June 30,  June 30,  June 30,  June 30,
                                  2004      2003      2004      2003
------------------------------ --------- --------- --------- ---------
Average interest-earning
 assets                        $576,982  $516,294  $554,942  $506,929
Average gross loans and loans
 held for sale                  536,813   456,207   509,325   448,924
Average assets                  631,079   564,533   607,354   555,018
Average interest-bearing
 liabilities                    405,816   374,269   391,087   370,986
Average interest-bearing
 deposits                       359,660   345,565   354,030   341,563
Average deposits                521,883   480,467   507,569   470,029
Average liabilities             571,022   511,583   547,932   502,941
Average equity                   60,057    52,950    59,422    52,076


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
RATIOS                         June 30,  June 30,  June 30,  June 30,
                                  2004      2003      2004      2003
------------------------------ --------- --------- --------- ---------
Interest rate yield on
 interest-earning assets, tax
 equivalent                        7.28%     7.53%     7.30%     7.64%
Interest rate expense on
 interest-bearing liabilities      1.54%     1.91%     1.55%     1.93%
Interest rate spread               5.74%     5.62%     5.74%     5.71%
Net interest margin, tax
 equivalent                        6.19%     6.15%     6.20%     6.22%
Efficiency ratio (1)              52.96%    58.89%    56.49%    58.47%
Return on average assets           1.48%     1.05%     1.43%     1.40%
Return on average equity          15.50%    11.14%    14.66%    14.95%
Average equity / average
 assets                            9.52%     9.38%     9.78%     9.38%

(1) Non-interest expense divided by net interest income and non-interest income.


FINANCIAL INFORMATION UPDATE
(Unaudited)


                          Quarter Ended             Year to Date
                    ------------------------- ------------------------
INCOME STATEMENT     June 30,     June 30,     June 30,    June 30,
 ITEMS                 2004         2003         2004        2003
------------------- ------------ ------------ ----------- ------------
Service charges on
 deposits             1,191,731    1,094,500   2,247,305    2,066,492
Credit card
 discounts and fees     113,499      100,452     218,512      190,714
Financial services      166,037      159,022     301,862      251,841
Mortgage servicing,
 net                   (194,726)    (213,238)   (434,232)    (276,870)
Gain on sale of
 mortgage loans           8,039        3,354      79,761      (17,157)
Mortgage loan
 origination income     292,648      687,781     510,933    1,274,615
Gain/loss from
 "called" bond              (92)      11,552         (92)       4,884
Other income            339,562      126,967     573,775      476,126
                    ------------ ------------ ----------- ------------
Total non-interest
 income               1,916,698    1,970,390   3,497,824    3,970,645
                    ------------ ------------ ----------- ------------

Compensation and
 benefits             3,107,764    3,252,159   6,308,439    6,682,329
Occupancy               601,984      566,247   1,198,293    1,121,171
Data processing         140,561       71,145     254,719      151,328
Other expenses        1,823,290    1,868,224   3,783,434    3,391,401
                    ------------ ------------ ----------- ------------
Total non-interest
 expense              5,673,599    5,757,775  11,544,885   11,346,229
                    ------------ ------------ ----------- ------------


BALANCE SHEET ITEMS   June 30,     June 30,
                        2004         2003
-------------------  ----------- ------------
Commercial loans     95,287,219   78,913,209
Agricultural loans   82,362,004   67,762,227
Real estate loans   244,568,502  190,329,113
Real estate loans -
 construction       121,835,741   93,998,606
Loans held for sale   1,872,682    3,492,679
Consumer loans       16,256,291   19,820,113
Other loans           6,797,135    6,039,831
                    ------------ ------------
Total loans, gross
 (1)                568,979,574  460,355,778
                    ------------ ------------


                          Quarter Ended
                    -------------------------
MORTGAGE SERVICING   June 30,     June 30,
                        2004         2003
------------------  ------------ ------------
Mortgage servicing
 asset (MSA), net     2,723,771    3,732,008
Mortgage loans
 serviced ($)       375,684,958  481,276,361
Mortgage loans
 serviced number
 (quantity)               3,245        4,213
Mortgage loans
 produced (quantity)        157          492
Mortgage servicing
 asset multiple            0.73%        0.78%



MSA RECONCILIATION    Q2 2004      Q1 2004          2003         2002
------------------   ----------- ------------ ----------- ------------
Mortgage servicing
 asset (MSA),
 beginning            3,174,839    3,691,449   4,614,391    6,196,801
Add servicing
 retained premiums       39,601       52,695   1,935,108    2,227,511
Deduct MSA
 amortization          (490,669)    (569,305) (2,000,050)  (1,028,810)
Deduct MSA valuation
 adjustments                  -            -    (858,000)  (2,781,111)
                    ------------ ------------ ----------- ------------
Mortgage servicing
 asset, ending        2,723,771    3,174,839   3,691,449    4,614,391
                    ------------ ------------ ----------- ------------

(1) Excludes allowance for loan losses and unearned loan fees.


    CONTACT: Columbia Bancorp
             Roger L. Christensen, 541/298-6633
             rchristensen@columbiabancorp.com
              or
             Greg B. Spear, 541/298-6612
             gspear@columbiabancorp.com